Exhibit 32-a

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO RULE
13a-14(b) UNDER THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

     As required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, I, Charles G. McClure, Jr., hereby certify that:

1.	The Annual Report of Meritor, Inc. (formerly, ArvinMeritor, Inc.) on Form 10-K/A (Amendment No. 1) for the fiscal year ended October 3, 2010 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

2.	The information contained in that report fairly presents, in all material respects, the financial condition and results of operations of Meritor, Inc.

/s/ Charles G. McClure, Jr.
Charles G. McClure, Jr.
Chairman of the Board, Chief
Executive Officer and President

Date: June 28, 2011